UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2010

REAL MEX RESTAURANTS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	333-116310	13-4012902
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5660 Katella Avenue, Suite 100 Cypress, CA	90630
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (562)-346-1200

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure
Real Mex Restaurants, Inc. (the “Company”, “we”, “us” or “our”) held a conference call on November 15, 2010 to discuss the results of the quarter ended September 26, 2010. The conference call script is attached as an exhibit to this report. In addition to the items included in the script and the Company’s 10-Q filing for the quarter ended September 26, 2010, the following points were discussed during the call:
•	During the 4th quarter, we expect our promotional spending to be similar to last year. We are in a more stabilized environment and we are experiencing slightly positive comparable store sales during the 4th quarter of 2010.

•	As required by our indenture, we will have a cap of $10.0 million on capital expenditures during 2011 and expect to spend between $5 — $6 million in general maintenance for our restaurants and Real Mex Foods.

•	Our EBITDA and consolidated cash flow for the nine months ended September 26, 2010 were (in thousands) $28,305 and $30,102, respectively, and our consolidated cash flow for the twelve months ended September 26, 2010 was $35,307. The following table reconciles our net loss reported according to generally accepted accounting principles in the United States (“GAAP”) to these non-GAAP measures (amounts in thousands):

	Nine months	Three months	Twelve months
	ended	ended	ended
	September 26,	December 27,	September 26,
	2010*	2009*	2010*
Net loss	(12,568)	(23,069)	(35,637)
Income tax benefit	(17)	(5,412)	(5,429)
Interest expense	22,087	7,492	29,579
Depreciation and amortization	18,738	6,994	25,732
Impairment of goodwill and intangible assets	—	13,566	13,566
Impairment of property and equipment	—	4,492	4,492
Stock based compensation expense	89	61	150
(Gain) loss on asset disposal	(5)	140	135
Other adjustments	(19)	(2)	(21)

EBITDA	28,305	4,262	32,567
Straight line rent expense adjustment	1,099	459	1,558
Inventory write-off	229	—	229
Severance expense	106	374	480
Restructuring	363	110	473

Consolidated cash flow	30,102	5,205	35,307
*As a result of a change in control of our parent Company as of June 28, 2010, we were required to revalue our balance sheet and apply purchase accounting treatment in the third quarter of 2010. Under GAAP, we were required to break out our fiscal 2010 results between the predecessor six months ended June 27, 2010 and the successor three months ended September 26, 2010. For purposes of our conference call and reconciliation above, we refer to the combined predecessor and successor periods for each period above. For additional details and a breakdown of the predecessor and successor results, please refer to the September 26, 2010 10-Q filed with the Securities and Exchange Commission on November 10. 2010.

Use of Non-GAAP Financial Information
The Company has provided certain non-GAAP financial information, which is EBITDA and consolidated cash flow. EBITDA is provided because management believes it is useful to investors in evaluating our ability to incur and service debt, make capital expenditures and meet working capital requirements. Consolidated cash flow is provided as it is a key covenant measure in our indenture to our senior secured notes, as defined therein. This information should be considered in addition to the results presented in accordance with GAAP, and should not be considered a substitute for the GAAP results. The table above reconciles our net loss as reported under GAAP with those financial measures as adjusted by the items detailed above and presented in the associated conference call.
The information under Item 7.01 in this Current Report, and Exhibits 99.1 attached hereto, are being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall this information be deemed incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
99.1	Conference call script held on November 15, 2010

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL MEX RESTAURANTS, INC.
Date: November 19, 2010	By:	/s/ Richard P. Dutkiewicz
Richard P. Dutkiewicz
Chief Financial Officer